Exhibit 3.43

FIRST AMENDMENT TO THE FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
DYNEGY COAL TRADING & TRANSPORTATION, L.L.C.

This First Amendment to the First Amended and Restated Limited Liability Company Agreement of Dynegy Coal Trading & Transportation, L.L.C., dated as of February 28, 2014 (this “Amendment”), is entered into by Dynegy Marketing and Trade, LLC, a Delaware limited liability company (“DMT”), Dynegy Power Marketing, LLC, a Texas limited liability company (“Power Marketing LLC”), Dynegy Midwest Generation, LLC, a Delaware limited liability company (“Midwest Generation”), and Dynegy Coal Investments Holdings, LLC, a Delaware limited liability company (“Coal Holdings”).

W I T N E S S E T H :

WHEREAS, Dynegy Coal Trading & Transportation, L.L.C. (the “Company”) has been formed as a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.) (the “Act”) pursuant to a Certificate of Formation of the Company, dated January 13, 2000 (the “Certificate of Formation”), as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on January 13, 2000, as amended, and a Limited Liability Company Agreement of the Company, dated as of March 27, 2003, entered into by Dynegy Marketing and Trade, a Colorado general partnership (“Marketing and Trade”), as the sole member, as modified by the Membership Interest Transfer Document, dated July 31, 2012 (the “DMT Transfer Document”), made by DMT in favor of Power Marketing LLC, as amended and restated by the First Amended and Restated Limited Liability Company Operating Agreement of the Company, dated as of July 31, 2012, entered into by Power Marketing LLC, as the sole member, as further modified by the Membership Interest Transfer Document, dated July 31, 2012 (the “Power Marketing Transfer Document”), made by Power Marketing LLC in favor of Midwest Generation, as further amended and restated by the Second Amended and Restated Limited Liability Company Operating Agreement of the Company, dated as of July 31, 2012, entered into by Midwest Generation, as the sole member, as further modified by the Membership Interest Certificate Transfer Document, dated September 9, 2013 (the “Midwest Generation Transfer Document”), made by Midwest Generation in favor of Coal Holdings, and as further amended and restated by the First Amended and Restated Limited Liability Company Agreement of the Company, dated as of September 9, 2013, entered into by Coal Holdings, as the sole member (as so amended and restated, the “LLC Agreement”);

WHEREAS, (i) Marketing and Trade assigned all of its limited liability company interest in the Company as a member of the Company to DMT (the “First Transfer”), (ii) contemporaneously with the First Transfer, DMT was admitted as a substitute member of the Company, (iii) immediately after such admission, Marketing and Trade resigned as a member of the Company, and (iv) Marketing and Trade was dissolved effective as of December 31, 2008;

WHEREAS, in connection with the DMT Transfer Document, (i) DMT assigned all of its limited liability company interest in the Company as a member of the Company to Power Marketing LLC (the “Second Transfer”), (ii) contemporaneously with the Second Transfer, Power Marketing LLC was admitted as a substitute member of the Company, and (iii) immediately after such admission, DMT resigned as a member of the Company;

WHEREAS, in connection with the Power Marketing Transfer Document, (i) Power Marketing LLC assigned all of its limited liability company interest in the Company as a member of the Company to Midwest Generation (the “Third Transfer”), (ii) contemporaneously with the Third Transfer, Midwest Generation was admitted as a substitute member of the Company, and (iii) immediately after such admission, Power Marketing LLC resigned as a member of the Company;

WHEREAS, in connection with the Midwest Generation Transfer Document, (i) Midwest Generation assigned all of its limited liability company interest in the Company as a member of the Company to Coal Holdings (the “Fourth Transfer” and, together with the First Transfer, the Second Transfer and the Third Transfer, each, a “Transfer” and collectively, the “Transfers”), (ii) contemporaneously with the Fourth Transfer, Coal Holdings was admitted as a substitute member of the Company, and (iii) immediately after such admission, Midwest Generation resigned as a member of the Company;

WHEREAS, the undersigned, with the exception of Marketing and Trade, constitute all of the current or former members of, or holders of interests in, the Company;

WHEREAS, no certificate of cancellation has been filed in the office of the Secretary of State with respect to the Company and the Company has in no way commenced its winding up; and

WHEREAS, the undersigned desire to confirm and ratify the foregoing, as more fully set forth herein.

NOW, THEREFORE, the undersigned, in consideration of the premises, covenants and agreements contained herein, do hereby agree as follows:

1.             Confirmation and Ratification.

(a)           The undersigned hereby confirm, notwithstanding any provision in the LLC Agreement to the contrary, that: (i) Marketing and Trade assigned all of its limited liability company interest in the Company as a member of the Company to DMT, (ii) contemporaneously with such assignment, DMT was admitted to the Company as a substitute member of the Company, (iii) immediately after such admission, Marketing and Trade resigned from the Company as a member of the Company and thereupon ceased to be a member of the Company, (iv) the Company was continued without dissolution following such assignment, admission and resignation, and (v) the transactions described in clauses (i) through (iv) above are hereby ratified, approved and confirmed in all respects.

(b)           The undersigned hereby confirm, notwithstanding any provision in the LLC Agreement to the contrary, that: (i) DMT assigned all of its limited liability company interest in the Company as a member of the Company to Power Marketing LLC, (ii) contemporaneously with such assignment, Power Marketing LLC was admitted to the Company as a substitute member of the Company, (iii) immediately after such admission, DMT resigned from the Company as a member of the Company and thereupon ceased to be a member of the Company, (iv) the Company was continued without dissolution following such assignment, admission and resignation, and (v) the transactions described in clauses (i) through (iv) above are hereby ratified, approved and confirmed in all respects.

(c)           The undersigned hereby confirm, notwithstanding any provision in the LLC Agreement to the contrary, that: (i) Power Marketing LLC assigned all of its limited liability company interest in the Company as a member of the Company to Midwest Generation, (ii) contemporaneously with such assignment, Midwest Generation was admitted to the Company as a substitute member of the Company, (iii) immediately after such admission, Power Marketing LLC resigned from the Company as a member of the Company and thereupon ceased to be a member of the Company, (iv) the Company was continued without dissolution following such assignment, admission and resignation, and (v) the transactions described in clauses (i) through (iv) above are hereby ratified, approved and confirmed in all respects.

(d)           The undersigned hereby confirm, notwithstanding any provision in the LLC Agreement to the contrary, that: (i) Midwest Generation assigned all of its limited liability company interest in the Company as a member of the Company to Coal Holdings, (ii) contemporaneously with such assignment, Coal Holdings was admitted to the Company as a substitute member of the Company, (iii) immediately after such admission, Midwest Generation resigned from the Company as a member of the Company and thereupon ceased to be a member of the Company, (iv) the Company was continued without dissolution following such assignment, admission and resignation, and (v) the transactions described in clauses (i) through (iv) above are hereby ratified, approved and confirmed in all respects.

2.             Continuation of the Company.

(a)           The parties hereto agree that none of the Transfers dissolved the Company and that the business of the Company continued without dissolution.

(b)           Notwithstanding the foregoing, to the extent the Company may have inadvertently dissolved in connection with any of the Second, Third or Fourth Transfers, (i) the undersigned hereby revoke any such dissolution of the Company, and consent to the continuation without dissolution of the Company, effective as of the occurrence of such Transfer, in accordance with Section 18-806 of the Act, and (ii) the undersigned hereby confirm that the commencement of winding up of the Company has never occurred in connection with any of the Transfers or otherwise and no action to wind up the Company has ever been taken by the Company, any member of the Company or any other person or entity.

3.             Amendments.

(a)           The title of the LLC Agreement is hereby deleted in its entirety and replaced with the following:

“Third Amended and Restated Limited Liability Company Agreement of Dynegy Coal Trading & Transportation, L.L.C.”

(b)           The initial paragraph of the LLC Agreement is hereby deleted in its entirety and replaced with the following:

“This Third Amended and Restated Limited Liability Company Agreement (together with the schedules attached hereto, this “Agreement”) of Dynegy Coal Trading and Transportation, L.L.C., a Delaware limited liability company (the “Company”), is entered into by Dynegy Coal Investments Holdings, LLC, a Delaware limited liability company, as the sole member (the “Member”), as of September 9, 2013.”

(c)           The second WHEREAS clause of the recitals of the LLC Agreement is hereby deleted in its entirety and replaced with the following:

“WHEREAS, this Agreement amends and restates in its entirety the Limited Liability Company Agreement of the Company, dated as of March 27, 2003, as amended and restated by the First Amended and Restated Limited Liability Company Operating Agreement of the Company, dated as of July 31, 2012, and as further amended and restated by the Second Amended and Restated Limited Liability Company Operating Agreement of the Company, dated as of July 31, 2012 (as so amended and restated, the “LLC Agreement”);”

(d)           The definition of “Agreement” in Section 1.1 of the LLC Agreement is hereby deleted in its entirety and replaced with the following:

““Agreement” means this Third Amended and Restated Limited Liability Company Agreement of the Company.”

(e)           Section 3.3 of the LLC Agreement is hereby deleted in its entirety and replaced with the following:

“3.3 Entitlement to Certificates.

(a)           The limited liability company interests in the Company shall be evidenced by certificates, and each such certificate shall be executed by manual or facsimile signature of the Sole Member or an officer of the Company on behalf of the Company.  The Company shall maintain books for the purpose of registering the transfer of limited liability company interests.  In connection with a transfer in accordance with this Agreement of any limited liability company interests in the Company, the certificate(s) evidencing the limited liability company interests shall be delivered to the Company for cancellation, and the Company shall thereupon issue a new certificate to the transferee evidencing the limited liability company interests that were transferred and, if applicable, the Company shall issue a new certificate to the transferor evidencing any limited liability company interests registered in the name of the transferor that were not transferred.

(b)           Each limited liability company interest in the Company shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) the corresponding provisions of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.”

4.             Certificate of Formation.  Each of (A) the execution, delivery and filing of the Certificate of Formation with the Secretary of State by Lisa Q. Metts, Organizer, as an “authorized person” of the Company within the meaning of the Act, and (B) the execution, delivery and filing of the Certificate of Amendment Changing Only the Registered Office or Registered Agent of the Company with the Secretary of State on December 23, 2013 by Kelly D. Tlachac, Corporate Secretary, as an “authorized person” of the Company within the meaning of the Act, are hereby confirmed, ratified and approved in all respects.

5.             Ratification.  Except as hereby amended, the LLC Agreement is hereby ratified and confirmed in all respects.  All actions taken by the Company following the Transfers are hereby ratified, approved and confirmed in all respects.  Any and all of the acts of Marketing and Trade, DMT, Power Marketing LLC, Midwest Generation or Coal Holdings, any officers of the Company or any agents of the Company, Marketing and Trade, DMT, Power Marketing LLC and Midwest Generation or Coal Holdings, whether heretofore or hereafter taken or done, are hereby ratified, approved and confirmed in all respects.

6.             Binding Effect.  This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

7.             Execution in Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

8.             LLC Agreement in Effect.  Except as hereby amended, the LLC Agreement shall remain in full force and effect.

9.             Governing Law.  This Amendment shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws.